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                                                                    Exhibit 23.4



               CONSENT OF CAPITAL CONSULTANTS OF PRINCETON, INC.

June 2, 1999


To Whom It May Concern:

We hereby consent to the use of our fairness opinion letter attached as Annex B and to the reference to our firm under the heading "Opinion of High Point's Financial Advisor" in the Registration Statement filed by Lakeland Bancorp, Inc. with the Securities and Exchange Commission in connection with the proposed acquisition of High Point Financial Corp. by Lakeland Bancorp, Inc.

Very truly yours,



CAPITAL CONSULTANTS OF PRINCETON, INC.